                                                                   Exhibit 28.1








                              Financial Statements
                           and Supplemental Schedules

                         Amcast Industrial Corporation
                          401(k) Salary Deferral Plan

                      Years ended August 31, 1993 and 1992
                      with Report of Independent Auditors

                         Amcast Industrial Corporation
                          401(k) Salary Deferral Plan

                              Financial Statements
                           and Supplemental Schedules
                      Years ended August 31, 1993 and 1992



                               TABLE OF CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . .  1

Audited Financial Statements

Statements of Net Assets Available for Plan Benefits  . . . . . . . .  2
Statements of Changes in Net Assets Available for Plan Benefits . . .  3
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .  4


Supplemental Schedules

Assets Held for Investment  . . . . . . . . . . . . . . . . . . . . .  8
Transactions or Series of Transactions in Excess of 5%
  of the Current Value of Plan Assets   . . . . . . . . . . . . . . .  9


                           [Ernst & Young Leterhead]




                         Report of Independent Auditors


Amcast Industrial Corporation
401(k) Salary Deferral Plan

We were engaged to audit the accompanying financial statements and schedules of the Amcast Industrial Corporation 401(k) Salary Deferral Plan as of August 31, 1993 and 1992 and for the years then ended, as listed in the table of contents. These financial statements and schedules are the responsibility of the Plan's management.

As permitted by CFR 29 Section 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, the plan administrator instructed us not perform, and we did not perform, any auditing procedures with respect to the investment information summarized in Note 4, which was certified by The Boston Safe Deposit and Trust Company, the trustee of the Plan, except for comparing such information with the related information included in the financial statements and supplemental schedules. We have been informed by the plan administrator that the trustee holds the Plan's investment assets and executes investment transactions. The plan administrator has obtained a certification from the trustee as of and for the years ended August 31, 1993 and 1992 that the information provided to the plan administrator by the trustee is complete and accurate.

Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the accompanying financial statements and schedules taken as a whole. The form and content of the information included in the financial statements and schedules, other than that derived from the investment information certified by the trustee, have been audited by us in accordance with generally accepted auditing standards and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.


                                          [Ernst & Young Facsimile]


February 21, 1994

                        Amcast Industrial Corporation
                         401(k) Salary Deferral Plan

             Statements of Net Assets Available for Plan Benefits


                                                            AUGUST 31
                                                      1993             1992
                                                  ----------------------------
ASSETS
Employer contributions receivable                 $   123,720      $   127,755
Employee contributions receivable                     148,375          134,439
Accrued interest and dividend income                   14,380           36,972
Equity mutual fund                                  5,257,092        3,730,509
Interest-bearing cash                                  53,578           51,078
Unallocated insurance contracts (Note 3)            4,817,676        8,380,582
Common trust fund                                   4,769,862                -
Amcast Industrial Corporation common stock          2,160,835        1,460,256
Pooled separate accounts                                    -          428,887
Loans to participants                                 451,263          400,141
Other investments                                      21,383           20,653
                                                  ----------------------------
Total assets                                       17,818,164       14,771,272

LIABILITIES
Payable for purchased securities                       33,377           32,766
                                                  ----------------------------
Total liabilities                                      33,377           32,766
                                                  ----------------------------
Net assets available for plan benefits            $17,784,787      $14,738,506
                                                  ============================

See accompanying notes.

                        Amcast Industrial Corporation
                         401(k) Salary Deferral Plan

       Statements of Changes in Net Assets Available for Plan Benefits


                                                                  YEAR ENDED AUGUST 31
                                                                  1993             1992
                                                              -----------------------------
ADDITIONS
Interest and dividend income                                  $   982,101      $ 1,051,574
Employee contributions                                          2,234,549        2,245,995
Employer contributions                                            317,505          360,801
                                                              -----------------------------
                                                                3,534,155        3,658,370

DEDUCTIONS
Administrative expenses                                            21,136           17,715
Direct rollover transfers                                         229,990                -
Benefit payments                                                  970,842         1,953,696
                                                              -----------------------------
                                                                1,221,968         1,971,411
                                                              -----------------------------
                                                                2,312,187         1,686,959

Net realized and unrealized appreciation on securities            734,094           481,537
                                                              -----------------------------
Net additions                                                   3,046,281         2,168,496

Net assets available for plan benefits at beginning of year    14,738,506        12,570,010
                                                              -----------------------------
Net assets available for plan benefits at end of year         $17,784,787       $14,738,506
                                                              =============================


See accompanying notes.

                        Amcast Industrial Corporation
                         401(k) Salary Deferral Plan

                         Notes to Financial Statements

                               August 31, 1993


1. SIGNIFICANT ACCOUNTING POLICIES

The Plan's financial statements are prepared on the accrual basis of accounting.

Marketable securities are stated at aggregate current value.

The fair value of Amcast Industrial Corporation common stock and the participation units owed by the Plan in the equity mutual fund are based on quoted redemption value on the last business day of the plan year.

The unallocated insurance contracts are valued at contract value as estimated by John Hancock Mutual Life Insurance Company (the insurance company). Contract value represents contributions made under the contract, plus interest at the contract rate, less funds used to pay retirement benefits and to pay for the insurance company's administrative expenses.

The difference between the current value and the cost of investments (including investments bought and sold, as well as held during the year) is reflected in the statement of plan income, expense, and changes in net assets as net realized and unrealized appreciation on securities.

2. DESCRIPTION OF THE PLAN

The Amcast Industrial Corporation 401(k) Salary Deferral Plan is a contributory, defined contribution plan which covers substantially all employees of the Company who are compensated on a salary basis.

Participants are 50% vested after one year of service with the Company, 75% vested after two years of service, and fully vested after three years of service. Vested benefits are paid by several optional methods upon retirement, death, or termination.

The Company has the right under the Plan to discontinue such contributions at any time and terminate the Plan. In the event of a termination of the Plan, all accounts will be considered 100% vested and the assets of the Plan will be set aside, in full, to be distributed as each participant elects.

                         Amcast Industrial Corporation
                          401(k) Salary Deferral Plan

                   Notes to Financial Statements (continued)



2. DESCRIPTION OF THE PLAN (CONTINUED)

The Plan allows for employee-deferred compensation contributions (participants can contribute from 1% to 15% of their annual compensation) and allows for transfers by participants from any other plan meeting the requirements of Internal Revenue Code (IRC) Section 401(a). Under the Plan, a participant may have up to three accounts, depending on the source of the funds contributed or transferred. The Company makes matching contributions equal to 15% of the employee's deferred compensation contribution, up to a maximum of 6% of the participant's total compensation for the Plan year. Additionally, Amcast will make supplemental matching contributions to the Plan provided a minimum return on net worth of 10.1% is obtained. The amount of the supplemental matching contributions increases based upon the level of return; however, the amount shall not exceed 35% of the participants' salary deferral contributions.

Under the Plan, participants may borrow up to 50% of their vested balance not to exceed $50,000. The loan term is not to exceed 5 years unless the loan is for the purchase of a principal residence, in which case the term may be as long as 30 years. Interest rates are equal to the rate of interest being charged on similar types of loans made by a lending institution. The Plan also provides for the 15% matching contribution by the Company. These matching contributions are made in common stock of the Company.

Primarily all expenses of the Plan, except investment advisor fees, are paid by the Company. Information about the Plan agreement, including the vesting and benefit provisions, is available from the Pension Administration Committee of the Company.

3. UNALLOCATED INSURANCE CONTRACT

The unallocated insurance contracts are two Term Accumulation Guarantee (TAG) Contracts with the insurance company. The contracts were effective September 1, 1988 and 1990 and guarantee annual rates of return of 9.95% and 9.25%, respectively.

                         Amcast Industrial Corporation
                          401(k) Salary Deferral Plan

                   Notes to Financial Statements (continued)



4. PLAN INVESTMENT FUNDS

Plan participants may contribute to three funds--stable value fund (includes unallocated insurance contracts), mutual funds, and Amcast Industrial
Corporation common stock. All employer contributions to the Plan are invested in Amcast Industrial Corporation common stock. Loan balances and receivables are not allocated to specific funds. The activity for each of the funds for the years ended August 31, 1993 and 1992, respectively, is summarized as follows:

                                                 STABLE
                                AMCAST           VALUE          MUTUAL
                                 STOCK            FUND          FUNDS           OTHER          TOTAL
                               -------------------------------------------------------------------------
 Balance at September 1,
   1991                        $1,040,119       $8,529,670     $       -      $ 3,000,221    $12,570,010

 ADDITIONS
 Employee contributions           244,208        1,117,998        749,350         134,439      2,245,995
 Employer contributions           233,046                -              -         127,755        360,801
 Investment income                 53,270          821,646        155,973          20,685      1,051,574
 Realized and unrealized
   gains                          253,816                -        227,721               -        481,537

 DEDUCTIONS
 Withdrawals                     (346,259)      (1,344,660)      (262,777)              -     (1,953,696)
 Other                                  -                -              -         (17,715)       (17,715)

 Transfers among funds            (17,944)        (315,185)     2,860,242      (2,527,113)             -
                               -------------------------------------------------------------------------
 Balance at August 31, 1992     1,460,256        8,809,469      3,730,509         738,272     14,738,506

 ADDITIONS
 Employee contributions           195,255        1,069,792        922,713          46,789      2,234,549
 Employer contributions           317,505                -              -               -        317,505
 Investment income                 50,368          728,109        165,065          38,559        982,101
 Realized and unrealized
   gains                          315,322              109        417,885             778        734,094

 DEDUCTIONS
 Withdrawals                     (108,549)        (784,269)      (298,976)        (30,174)    (1,221,968)

 Transfers among funds            (69,322)        (183,887)       319,896         (66,687)             -
                               -------------------------------------------------------------------------
 Balance at August 31, 1993    $2,160,835      $ 9,639,323     $5,257,092        $727,537    $17,784,787
                               =========================================================================


                         Amcast Industrial Corporation
                          401(k) Salary Deferral Plan

                   Notes to Financial Statements (continued)


5. TRANSACTIONS WITH PARTIES-IN-INTEREST

During the years ended August 31, 1993 and 1992, the Plan had no transactions with parties-in-interest.

6. INVESTMENTS

The following table presents investments that represented 5% or more of the fair value of net assets available for benefits for the year ended August 31:

                                                       1993            1992
                                                     ------------------------
    Equity Mutual Fund:
    T. Rowe Price Capital Appreciation Fund          $1,377,030     $1,028,553
    T. Rowe Price Equity Income Fund                  2,483,291      1,410,804
    T. Rowe Price New Income Fund                       832,186        782,973
    Amcast Industrial Corporation common stock        2,160,835      1,460,256
    Unallocated insurance contracts                   4,817,676      8,380,582
    T. Rowe Price Stable Value Common Trust Fund      4,769,862        428,887

The Boston Safe Deposit and Trust Company maintains all of the above investments.

7. INCOME TAX STATUS

The Internal Revenue Service (IRS) has ruled that the Plan qualifies under
Section 401(a) of the IRC and, therefore, the underlying trust is not subject to income tax under present tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Pension Administration Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

                             Supplemental Schedules

                        Amcast Industrial Corporation
                         401(k) Salary Deferral Plan

                          Assets Held for Investment

                               August 31, 1993


                                                                                       CURRENT
            DESCRIPTION OF INVESTMENT                               COST                VALUE
- - ---------------------------------------------------------------------------------------------------
 EQUITY MUTUAL FUND
 T. Rowe Price Capital Appreciation Fund                          $  1,273,590        $  1,377,030
 T. Rowe Price Equity Income Fund                                    2,225,887           2,483,291
 T. Rowe Price Equity Index Fund                                       498,293             564,585
 T. Rowe Price New Income Fund                                         786,213             832,186
                                                                   -------------------------------
                                                                     4,783,983           5,257,092

 Interest-bearing cash                                                  53,578              53,578
 Unallocated insurance contracts                                     4,817,676           4,817,676
 Amcast Industrial Corporation common stock                          1,602,148           2,160,835
 T. Rowe Price Stable Value Common Trust Fund                        4,769,862           4,769,862
                                                                   -------------------------------
                                                                   $16,027,247         $17,059,043
                                                                   ===============================

                                                          Amcast Industrial Corporation
                                                           401(k) Salary Deferral Plan

                           Transactions or Series of Transactions in Excess of 5% of the Current Value of Plan Assets

                                                           Year ended August 31, 1993



                                                     FACE                                                   CURRENT VALUE
                                                    VALUE/                                                   OF ASSET AT      NET
                                                   NUMBER OF     PURCHASE      SELLING         COST OF         DATE OF      REALIZED
           DESCRIPTION OF ASSETS                    SHARES         PRICE        PRICE           ASSET        TRANSACTION     GAIN
- - ------------------------------------------------------------------------------------------------------------------------------------
CATEGORY (I)--SINGLE TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS

T. Rowe Price Stable Value Common Trust Fund      1,429,288     $1,429,288     $        -     $1,429,288      $1,429,288    $    -

T. Rowe Price Stable Value Common Trust Fund      2,932,542      2,932,542              -      2,932,542       2,932,542         -

TBC, Inc. Pooled Employee Funds Daily
  Liquidity Fund                                  1,429,288      1,429,288               -     1,429,288       1,429,288         -

TBC, Inc. Pooled Employee Funds Daily
  Liquidity Fund                                  1,429,288              -       1,429,288     1,429,288       1,429,288         -

John Hancock GAC #5185, 9.460%, 8/31/1995         1,198,461              -       1,198,461     1,198,461       1,198,461         -

John Hancock GAC 5626, 1F Variable Rate,
  8/31/1992
                                                  1,198,461      1,198,461               -     1,198,461       1,198,461         -

John Hancock GAC 5626, 1F Variable Rate,
  8/31/1993
                                                  1,429,288              -       1,429,288     1,429,288       1,429,288         -

There were no category (ii) or (iv) transactions during the year.

                                Amcast Industrial Corporation
                                 401(k) Salary Deferral Plan

Transactions or Series of Transactions in Excess of 5% of the Current Value of Plan Assets (continued)

                                  Year ended August 31, 1993


                                                 FACE                                                      CURRENT VALUE
                                                VALUE/                                                      OF ASSET AT     NET
                                               NUMBER OF   NUMBER OF   PURCHASE    SELLING     COST OF        DATE OF     REALIZED
         DESCRIPTION OF ASSETS                  SHARES   TRANSACTIONS   PRICE       PRICE       ASSET       TRANSACTION     GAIN
- - -----------------------------------------------------------------------------------------------------------------------------------
CATEGORY (III)--A SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS

Amcast Industrial Corporation                     35,765       27    $  625,446   $         -   $        -    $  625,446  $      -
Amcast Industrial Corporation                      9,730       14             -       175,563      130,955       175,563     44,608
T. Rowe Price Equity Income Fund                  63,283       34       972,874             -            -       972,874          -
T. Rowe Price Equity Income Fund                   7,726       23             -       122,794      114,534       122,794      8,260
T. Rowe Price Stable Value Common Trust Fund   4,883,816       15     4,883,816             -            -     4,883,816          -
T. Rowe Price Stable Value Common Trust Fund     113,954        6             -       113,954      113,954       113,954          -
TBC, Inc. Pooled Employee Funds Daily
  Liquidity Fund                               4,902,307      156     4,902,307             -            -     4,902,307          -
TBC, Inc. Pooled Employee Funds Daily
  Liquidity Fund                               4,901,607      118             -     4,901,607    4,901,607     4,901,607          -
John Hancock GAC #5185, 9.460%, 8/31/1995            221        1           221             -            -           221          -
John Hancock GAC #5185, 9.460%, 8/31/1995      1,198,461        1             -     1,198,461    1,198,461     1,198,461          -
John Hancock GAC 5626, 1F Variable Rate,
  8/31/1993                                    2,134,062       26     2,134,062             -            -     2,134,062          -
John Hancock GAC 5626, 1F Variable Rate,
  8/31/1993                                    2,562,949       40             -     2,562,949    2,562,949     2,562,949          -


There were no category (ii) or (iv) transactions during the year.




10